Exhibit 10.60

                                     [LOGO]

                                   Term Sheet
                          Titan General Holdings, Inc.
                                  June 19, 2003

The following sets forth the agreement for the engagement of Trilogy Capital Partners, Inc. ("Trilogy") by Titan General Holdings, Inc. ("TTGH" or the Company").

Term: Six months, commencing on execution of agreement, month to month thereafter.

Objective:                 The  development  and   implementation  of  a  highly
                           proactive   financial   marketing   program  that  is
                           targeted to result in a share price of $4.00 to $5.00
                           within six months of commencement of the program.  In
                           addition,  to  the  extent  necessary,  Trilogy  will
                           assist   TTGH  in  Business   Development,   Business
                           Acceleration and any attendant Corporate Finance in association with the Company's investment bankers.

The Program:               The  financial   marketing  program   structured  and
                           implemented   by  Trilogy  is   designed   to  create
                           extensive financial market and investor awareness for
                           TTGH to drive long-term shareholder support. The core
                           drivers of the program are creating institutional and
                           retail buying in the Company's stock through a highly
                           aggressive  sales and marketing  program  emphasizing
                           technology-driven  communications coupled with 1-to-1
                           selling  and  leveraging   TTGH's  image  to  attract
                           additional   long  term   investors   and  to  create
                           additional   opportunities   in  M&A   and   Business
                           Development   because  share  price  is  affected  by
                           previous factors, no assurance can be given that the marketing program will result in an in crease in the Company's stock price.

Responsibilities:          In  addition to  financial  marketing  and  financial
                           public    relations,    Trilogy   will   assume   all
                           responsibilities  of an in-house  Investor  Relations
                           Officer for TTGH on a full turnkey  basis,  including
                           the   generation   all  corporate   and   shareholder
                           communications,  retail  and  institutional  investor
                           contact and media.  Trilogy will work in  conjunction
                           with  and  under  the  supervision  of the  Company's
                           management,  securities  counsel,  investment bankers
                           and auditors with strict compliance to all securities
                           regulations,  including  Regulation  FD  as  recently
                           promulgated    by   the   Securities   and   Exchange
                           Commission.


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Term Sheet
June 19, 2003
Page 2...

                           o        Campaign Development and Execution

                           o Press Announcements: drafting, approval and distribution

                           o        Database Development and Management

                           o        Image    Analysis:    recommendations    and
                                    implementation

                           o        Messaging: institutional and retail

                           o        Online    presentations:     drafting    and
                                    production responsibilities

                           o        Website    Overhaul   -   installation   and
                                    maintenance    of   auto   IR   program   in
                                    conjunction with vendor

                           o        Strategic Alliances Development

                           o        Email   messaging:   targets:   Retail   and
                                    Institutional/Other databases

                           o        Media including Interactives and PowerPoints

                           o        Direct  Mail:   shareholder,   media,   TTGH
                                    relationship universe

                           o        Public Relations

                           o        Capital Conferences


Indemnification:           Titan General  Holdings,  Inc. will indemnify Trilogy
                           Capital Partners, Inc. as set forth in Exhibit A and attached hereto.

Retainer:                  50,000  free  trading  common  shares of TTGH for all
                           services pursuant to agreement.

Services/Costs:            The compensation paid to Trilogy under this agreement
                           will cover all costs for Trilogy personnel. Customary
                           travel and entertainment costs for Trilogy personnel,
                           in addition to certain  third  party  costs,  will be
                           borne by  TTGH.  Trilogy  will not have the  right or
                           ability to engage any third  parties on TTGH's behalf
                           without  express  written   approval  from  TTGH.  In
                           addition, Trilogy will not incur any reimbursable costs, in an individual amount of $500 or greater, without express written approval from TTGH.

Agreement                  This letter agreement is binding on the parties until
                           such time as a formal agreement is executed.


Agreed and Accepted:

Titan General Holdings, Inc.

By:_________________

Its:_________________


Trilogy Capital Partners, Inc.

By:_________________

Its:_________________



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                                    Exhibit A
                           Indemnification Provisions

Titan General Holdings, Inc. (the "Company") unconditionally absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Trilogy Capital Partners, Inc. ("Trilogy") and each of its respective affiliates, counsel, shareholders, employees, agents, representatives, contractors, successors and assigns (Trilogy and such persons are collectively referred to as the "Trilogy's Indemnified Persons") from and against, and shall reimburse the Trilogy's Indemnified Persons for, each and every loss paid, imposed on or incurred by the Trilogy's Indemnified Persons, directly or indirectly, relating to, resulting from, or arising out of any inaccuracy in any document or information provided by the Company or in any representation or warranty made by the Company, whether or not the Trilogy's Indemnified Persons relied thereon or had knowledge thereof, or any breach or nonfulfillment of any covenant, agreement or other obligation of the Company under this Agreement or any agreement or document pursuant hereto.

If any proceeding shall be brought or asserted under these provisions against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under these provisions from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person, and the payment of all
reasonable  expenses;   provided  that  any  delay  or  failure  to  notify  the
Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in these provisions. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exists actual or potential conflicts of interest which make representation by the same counsel inappropriate and the Indemnifying Person refuse to provide separate counsel. In the event that the Indemnifying Person, within five days after notice of any such proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such proceeding, for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such proceeding with counsel reasonably satisfactory to the
Indemnified Person at any time prior to the settlement, compromise or final determination thereof by reimbursing the Indemnified Person for all fees and costs incurred to date. Anything in these provisions to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any proceeding or consent to the entry of any judgment with respect to any proceeding; provided, however, the Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof, the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding.